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                                               (I) Unity First Acquisition Corp.
                                                                     Exhibit 8.1



           [LETTERHEAD OF COOPERMAN LEVITT WINIKOFF LESTER & NEWMAN, P.C.]






                                             September 3, 1998


Unity First Acquisition Corp.
245 Fifth Avenue, Suite 1500
New York, New York 10016

Ladies and Gentlemen:

          We have acted as counsel to Unity First Acquisition Corp., a Delaware corporation (the "Company"), in connection with that certain Agreement and Plan of Merger and Reorganization, dated as of June 25, 1998 (the "Merger Agreement"), between the Company and Worlds Inc., a New Jersey corporation ("Worlds"), providing for, among other things, the merger of Worlds with and into the Company (the "Merger"). Upon the Effective Time (as defined in the Merger Agreement), the shareholders of Worlds will receive a maximum of 6,379,065 shares of Common Stock, $.0001 par value, of the Company.

          In our capacity as your counsel, we have examined originals, or copies identified to our satisfaction as being true copies, of the Merger Agreement, all relevant corporate proceedings of the Company relating to the approval and adoption of the Merger Agreement by the Board of Directors of the Company, the Internal Revenue Code of 1986, as amended to date (the "Code"), the published rules and regulations of the Internal Revenue Service (the "IRS") promulgated thereunder (collectively the "Regulations"), and such other statutes, rules, regulations, publicly available interpretive releases and opinions of the IRS and other relevant governmental agencies and authorities and such other records, documents or instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

          In making the aforesaid examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.

          In addition, to the extent that matters of fact are involved in the conclusions expressed in the opinions hereinafter set forth, such opinions, to the extent we have deemed proper, are based as to factual matters upon inquiries of officers of the Company and the representations and warranties of each of the Company and Worlds contained in the Merger Agreement.

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Unity First Acquisition Corp.
September 3, 1998
Page 2


          Based upon and subject to the foregoing, we are of the opinion that:

          (1) The Merger will be a "tax-free reorganization" for federal income tax purposes under Section 368(a)(1)(A) of the Code.

          (2)  The Company will not recognize any gain or loss in the Merger.

          (3) The several holders of the issued and outstanding shares of Common Stock, $.0001 par value, of the Company will not recognize any gain or loss in the Merger.

          The opinions expressed herein are limited to the Federal income tax consequences of the Merger based upon the Code and the Regulations, as both are in effect upon the date hereof. We express no opinion as to the tax consequences of the Merger under the laws of the State of Delaware or of any other governmental or quasi-governmental taxing authority, whether domestic or foreign in nature.

          We hereby consent to the use of our opinions as herein set forth as an exhibit to the Registration Statement on Form S-4 of the Company (File No. 333-59863), as amended (the "Registration Statement"), and to the use of our name under the captions "The Merger - Certain Tax Consequences of the Merger" and "Experts" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement.

                              Very truly yours,

                              COOPERMAN LEVITT WINIKOFF
                                  LESTER & NEWMAN, P.C.



                              By: /s/ Ira Roxland
                                 --------------------------
                                  A Member of the Firm